SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 11, 2007


                             ARROW ELECTRONICS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

NEW YORK                             1-4482                        11-1806155
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(State or Other Juris-          (Commission File               (IRS Employer
diction of Incorporation)           Number)                 Identification No.)


50 MARCUS DRIVE, MELVILLE, NEW YORK                                   11747
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(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (631) 847-2000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11, 2007 Arrow Electronics, Inc. (the "Company") and certain of the Company's subsidiaries, as borrowers, entered into a Amended and Restated Five-Year Credit Agreement with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Bank of America, N.A., The Bank of Nova Scotia, BNP Paribas and Wachovia Bank National Association as syndication agents, (the "Amended and Restated Credit Agreement"), which replaces the Company's existing credit facility dated as of June 13, 2005. The Amended and Restated Credit Agreement provides for extensions of credit in the aggregate amount of up to $1,000,000,000, consisting of (1) revolving credit facilities and letters of credit in the aggregate amount of up to $800,000,000 and (2) term loans in an aggregate amount of up to $200,000,000. On January 11, 2007, the Company borrowed $200,000,000 in term loans under the Amended and Restated Credit Agreement and such loans initially bear interest based upon the three-month eurocurrency rate.

The interest rate from time to time applicable to the term loans is, at the Company's option, a floating base rate plus a margin of 0%, or a floating eurocurrency rate plus a margin of between 0.40% and 0.90%. The interest rate applicable to borrowings under the revolving credit facilities is, at the Company's option, a floating base rate plus a margin of 0%, or a floating eurocurrency rate plus a margin of between 0.27% and 0.65%. The revolving credit facilities are also subject to a facility fee of between 0.08% and 0.20% of the aggregate commitments under the revolving credit facilities and, at any time that outstanding borrowings under the revolving credit facilities are equal to or exceed 50% of the aggregate commitments, such facilities are also subject to a utilization fee of 0.10% of the aggregate amount of such borrowings. Interest and fees under the Amended and Restated Credit Agreement will generally be payable at least on a quarterly basis and the applicable margins and fees are determined based on the actual or implied senior unsecured non-credit enhanced debt ratings of the Company in effect from time to time by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

The Company and certain of its U.S. and non-U.S. subsidiaries may be borrowers under the Amended and Restated Credit Agreement. Loans may be made, and letters of credit may be issued, under the Amended and Restated Credit Agreement in U.S. Dollars, British Pounds Sterling, Euros and other specified currencies. The Company's obligations are guaranteed by certain of the Company's domestic subsidiaries. The obligations of any subsidiary borrowers are guaranteed by the Company.

The Amended and Restated Credit Agreement contains a number of covenants, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Company's ability to incur debt; incur liens; merge or consolidate with other companies; enter into agreements that limit its or its subsidiaries' ability to incur liens or its subsidiaries ability pay dividends; and make certain acquisitions, and a covenant that limits the amount of dividends or distributions that may be paid to stockholders.

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The term loans and borrowings under the revolving credit facilities mature on
January 11, 2012 and the maturity may be accelerated upon the occurrence and during the continuation of an event of default. Events of default under the Amended and Restated Credit Agreement include the failure to pay principal or interest when due; the breach of any representation or warranty; covenant defaults; insolvency of the Company or certain subsidiaries; imposition of certain judgments; certain events relating to the Employee Retirement Income Security Act of 1974 (as amended); a change in control (with respect to Company's board of directors or the ownership of the Company's shares); impairment of loan documentation or any guarantees; and cross-defaults to certain other indebtedness.

In the ordinary course of their respective businesses, some of the lenders under the Amended and Restated Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ARROW ELECTRONICS, INC.


Date:  January 12, 2007             By:    /S/ Peter S. Brown
                                           -------------------------------------
                                    Name:  Peter S. Brown
                                    Title: Senior Vice President and General
                                           Counsel

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